UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2018

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 30, 2018, Terrance H. Gregg, Chairman of the Board of Directors (the “Board”) of DexCom, Inc. (“DexCom”), notified DexCom of his resignation as Chairman and a Class I director from the Board and all committees thereto, effective immediately. In connection with Mr. Gregg’s resignation as Chairman of the Board, the Board has appointed Kevin Sayer, the Company’s Chief Executive Officer and a member of the Board, to serve as Chairperson of the Board. Mark Foletta will continue to serve as the Lead Independent Director. In connection with Mr. Gregg’s resignation, and in recognition of his service, DexCom intends to enter into a separation agreement with Mr. Gregg that provides for (i) the acceleration in the vesting of restricted stock units (the “RSUs”) settleable for 15,696 shares of DexCom’s common stock (the “Accelerated RSUs”) that were granted to Mr. Gregg on March 8, 2018, which Accelerated RSUs would have vested on the one-year anniversary of the grant date, such that the Accelerated RSUs will become fully vested as of the effective date of the separation agreement, and will settle according to customary procedures, and (ii) a lump sum cash payment of $33,934.58, less applicable state and federal payroll deductions, which lump sum reflects an approximate estimate of eighteen (18) months’ COBRA costs (the “COBRA Costs”) plus a 40% gross-up to approximate the amount of withholding taxes on the COBRA Costs, in exchange for Mr. Gregg’s delivery of an effective general release and waiver of any claims against DexCom by Mr. Gregg.

In addition, concurrently with Mr. Gregg’s resignation, the authorized size of the Board was reduced from nine members to eight members.

A copy of the press release in which Mr. Gregg’s resignation was announced is filed as Exhibit 99.1 to the Current Report on Form 8-K.

(e) The disclosures made under Item 5.02(b) are hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits.

Number	Description

99.01	Press release dated August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development

Date: August 1, 2018